UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 14, 2015 (September 4, 2015)

Bluerock Residential Growth REIT, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-36369	26-3136483
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Fifth Avenue, 9th Floor New York, NY 10019
(Address of principal executive offices)

(212) 843-1601
(Registrant’s telephone number, including area code)

None.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES.

On September 11, 2015, Bluerock Residential Growth REIT, Inc., or the Company, filed, with the U.S. Securities and Exchange Commission, or the SEC, a Current Report on Form 8-K dated September 4, 2015, or the Original Form 8-K, in connection with the issuance by its operating partnership, Bluerock Residential Holdings, L.P., or the Operating Partnership, of units of the Operating Partnership’s long-term incentive plan, or LTIP Units, in payment of certain fees in compensation to Bluerock Multifamily Advisor, LLC, a Delaware limited liability company, or the Former Advisor, for advisory services and certain general management services rendered under that certain Third Amended and Restated Advisory Agreement dated as of February 27, 2013, as amended from time to time, or the Advisory Agreement, by and between the Company, the Operating Partnership, and the Former Advisor, and certain reimbursements to the Former Advisor for costs and expenses incurred in connection with the provision thereof, in an aggregate amount of $1,179,795.95, or the Former Advisor Obligation, to the Company’s manager, BRG Manager, LLC, or the Manager, payable on September 14, 2015, or the Issuance Date, pursuant to an Assignment Agreement pursuant to which the Former Advisor assigned its right to payment of the Former Advisor Obligation to the Manager.

As described in the Original Form 8-K, the Former Advisor Obligation is payable in a number of LTIP Units equal to (i) the dollar amount of the Former Advisor Obligation payable in such LTIP Units (calculated as $1,179,795.95), divided by (ii) the average of the closing prices of the Company’s Class A Common Stock, $0.01 par value per share, on the NYSE MKT on the five business days prior to the Issuance Date, or the Former Advisor LTIP Units.

This Current Report on Form 8-K/A, or Form 8-K/A, amends Item 3.02 of the Original Form 8-K to specify that 108,119 Former Advisor LTIP Units were issued by the Operating Partnership to the Manager on the Issuance Date in payment of the Former Advisor Obligation as described in the Original Form 8-K. This Form 8-K/A should be read in conjunction with the Original Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEROCK RESIDENTIAL GROWTH REIT, INC.

Dated: September 14, 2015	By:	/s/ Christopher J. Vohs
Christopher J. Vohs
Chief Accounting Officer and Treasurer